UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its 2016 Annual Meeting of Stockholders on May 19, 2016. At the Annual Meeting, stockholders voted on and approved four proposals, each of which is described in more detail in the Company's Proxy Statement. The final results of the stockholder vote were as follows:
Proposal 1 - Election of directors:

	For	Against	Abstain	Broker Non-Votes
Sallie B. Bailey	36,904,996	1,275,513	95,380	4,794,121
Edward Childs Hall, III	36,670,235	1,497,889	107,765	4,794,121
Gregory E. Lawton	31,920,360	6,267,109	88,420	4,794,121
Michael T. McDonnell	37,539,757	693,391	42,741	4,794,121
Craig P. Omtvedt	35,038,900	3,145,021	91,968	4,794,121
Patrick M. Prevost	35,050,062	3,131,499	94,328	4,794,121
John E. Welsh, III	36,372,760	1,855,407	47,722	4,794,121
Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016:

For	Against	Abstain	Broker Non-Votes
41,439,610	1,536,962	93,438	—
Proposal 3 - Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
30,801,919	7,210,494	263,476	4,794,121
Proposal 4 - Approval of the General Cable Corporation Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
36,886,741	1,298,999	90,149	4,794,121

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 25, 2016	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary